UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 13, 2018

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

Ohio	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street

Cincinnati, OH 45202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)                                 On December 17, 2018, The Kroger Co. announced that J. Michael Schlotman, the Company’s Executive Vice President and Chief Financial Officer, is retiring effective December 28, 2019.  He will remain the Executive Vice President and Chief Financial Officer until April 3, 2019 and will serve as Executive Vice President thereafter until his retirement on December 28, 2019.

(c)                                  On December 17, 2018, The Kroger Co. announced that Gary Millerchip, 47, will be named Senior Vice President and Chief Financial Officer, effective April 4, 2019.  Mr. Millerchip is currently the CEO of Kroger Personal Finance, a division of the Company, and Corporate Strategy Integration Lead for The Kroger Co. and has held such position since April 2014.  Mr. Millerchip has been the CEO of Kroger Personal Finance since 2010.   There are no arrangements or understandings between Mr. Millerchip and any other person pursuant to which he was elected Senior Vice President and Chief Financial Officer.  Mr. Millerchip has not engaged in any transaction with the Company during the last fiscal year, and he does not propose to engage in any transaction, that would be reportable under Item 404(a) of Regulation S-K.  Mr. Millerchip is a current participant in the Company’s executive compensation plans.

Item 9.01                                           Financial Statement and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press Release dated December 17, 2018

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated December 17, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

December 17, 2018	By:	/s/ Christine S. Wheatley
Christine S. Wheatley
Group Vice President, Secretary and General Counsel